              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration Statements on Form S-8 of Sylvan Learning Systems, Inc. of our report dated June 20, 1997, with respect to the financial statements of Sylvan Learning Systems, Inc. 401(k) Retirement Savings Plan, incorporated by reference in the amended Sylvan Learning Systems, Inc. Annual Report (Form 10-K/A) for the year ended December 31, 1996.

Name                          Registration Number     Date Filed
----                          -------------------  -----------------

1987 - 1991 Employee Stock
    Option Plan                   33-77384           April 6, 1994

1993 Director Stock Option
    Plan                          33-77386           April 6, 1994

1993 Employee Stock
    Option Plan                   33-77390           April 6, 1994

1993 Management Stock
    Option Plan                   33-77388           April 6, 1994

1997 Employee Stock
    Purchase Plan                333-21963           February 18, 1997


/s/ Ernst & Young LLP
---------------------
    Ernst & Young LLP

Baltimore, Maryland
June 25, 1997